Exhibit 32.2

CERTIFICATION
The undersigned hereby certifies that (i) the Form 10-K filed by First Citizens BancShares, Inc. (the “Issuer”) for the period ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

February 24, 2026

/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer